Exhibit 99.1
HORIZON OFFSHORE REPORTS FIRST QUARTER RESULTS
HOUSTON—(May 7, 2007)—Horizon Offshore, Inc. (NasdaqGM:HOFF) today reported first quarter 2007 results.
Summary of Results
(Unaudited)
(In thousands, except per share data and percentages)

	Three Months Ended
	March 31,
	2007	2006

Contract revenues	$86,715	$129,945
Gross profit	13,186	38,391
Margin	15.2%	29.5%
Operating income	5,357	30,133
Net income	2,269	15,471
Diluted earnings per share	0.07	0.51
Adjusted EBITDA	11,840	38,483
The Company’s domestic market for the first quarter of 2007 returned to typical seasonality of marine construction in the U.S. Gulf of Mexico, as operators traditionally delay the start of new construction projects until the summer months to coincide with more favorable weather conditions. The Company’s first quarter 2007 results were also significantly affected by a $(8.7) million gross loss on its West Africa Gas Pipeline project. During the pre-commissioning work in late March 2007, the Company discovered two instances of damage to the pipeline. The Company is responsible by contract for the first $1.0 million of repair costs incurred for each of these two occurrences. Additionally, the Company continues to experience inefficiencies with some of its subcontractors and failure of their equipment related to the final phases of the project. The repairs and poor subcontractor productivity will cause further delays and associated costs in completing this project which have increased the estimated losses through completion of the project, which have been recorded, as of March 31, 2007.
The successful execution of a project offshore Colombia for a branch of a major U.S. oil and gas company and the continued work on two significant projects for Pemex offshore Mexico produced solid results for the Company’s Latin America operations for the first quarter of 2007. The Company expects to complete the first Pemex project by the end of the second quarter of 2007 and the second Pemex project by the end of the third quarter of 2007. The Company’s activities in Southeast Asia also produced good results. The Company’s combination barge, the Sea Horizon, is currently on a vessel charter offshore Malaysia, and is expected to continue working on this charter through November 2007.
“We reported solid results for the first quarter of 2007, and we believe that the demand for our services, while reflecting traditional seasonality for the first quarter, will remain strong in 2007,” said David W. Sharp, President and Chief Executive Officer of Horizon Offshore, Inc. “There remains a substantial amount of hurricane-related platform salvage work to perform, and high commodity prices continue to drive demand for our services on new construction work. Although we saw the effect of seasonality on our domestic operations in the U.S. Gulf of Mexico, activity in this area for this quarter was higher than historical first quarter activity levels experienced prior to the unprecedented hurricane activity in late 2005.”
Conference Call
As previously announced, the Company will host a conference call at 2:00 p.m. Central Time (3:00 p.m. Eastern Time) on Monday, May 7, 2007.
The call will be accessible to the public by telephone or web cast. To participate by telephone, dial 877-704-5378 (US/Canada) or 913-312-1292 (International) ten minutes before the call begins and ask for the Horizon conference call using the conference code 9664043. A telephonic replay will also be available after the conclusion of the call until Monday, May 14, 2007. To access the telephonic replay, dial 888-203-1112 (US/Canada) or 719-457-0820 (International) using the conference code 9664043.
Investors will also have the opportunity to listen to the conference call over the Internet via web cast. The link to the web cast will be available on the investor relations page of the Company’s website at http://www.horizonoffshore.com/inc/Presentations.asp?year=. Please go to the web site 15 minutes early to register to listen to the live call and to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available through the Company’s website at the link above.

About Horizon Offshore, Inc.
Horizon and its subsidiaries provide marine construction services for the offshore oil and gas and energy industries. The Company’s fleet is used to perform a wide range of marine construction activities, including installation and repair of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the factors described from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements often identified with words like “should,” “expects,” “believes,” “anticipates,” “may,” “could,” etc., contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

Comparative Tables Follow:
Horizon Offshore, Inc.
Income Statement Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006

Contract revenues	$86,715	$129,945
Cost of contract revenues	73,529	91,554

Gross profit	13,186	38,391
Selling, general and administrative expenses	7,829	8,258

Operating income	5,357	30,133

Other:
Interest expense	(2,696)	(4,085)
Interest income	886	393
Loss on debt extinguishment	—	(2,402)
Other income (expense), net	(259)	(25)

Net income before income taxes	3,288	24,014
Income tax provision	1,019	8,543

Net income	$2,269	$15,471

Earnings per share:
Net income per share — basic	$0.07	$0.52

Net income per share —diluted	$0.07	$0.51

Weighted average shares used in computing earnings per share:
Basic	31,857	29,560
Diluted	32,446	30,375

Other Non-GAAP Financial Data:
Adjusted EBITDA(1)	$11,840	$38,483

Adjusted EBITDA calculation is as follows:
Net income	$2,269	$15,471
Income tax provision	1,019	8,543
Net interest expense	1,810	3,692
Depreciation and amortization	5,602	6,326
Stock-based compensation	1,140	2,049
Loss on debt extinguishment	—	2,402

Adjusted EBITDA	$11,840	$38,483

(1)	Horizon calculates Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) as net income excluding income taxes, net interest expense, depreciation and amortization, and adjusted for stock-based compensation and loss on debt extinguishment. Adjusted EBITDA is not calculated in accordance with Generally Accepted Accounting Principles (GAAP), but is a non-GAAP measure that is derived from items in Horizon’s GAAP financials and is used as a measure of operational performance. Management references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Horizon also has aligned the disclosure of Adjusted EBITDA with the financial covenants in its material credit agreements with various lenders, which include ratios requiring a determination of EBITDA, as defined. Adjusted EBITDA is a material component of the financial covenants in Horizon’s credit agreements and non-

compliance with the covenants could result in the acceleration of indebtedness. Horizon believes Adjusted EBITDA is a commonly applied measurement of financial performance by investors. Horizon believes Adjusted EBITDA is useful to investors because it gives a measure of operational performance without taking into account items that Horizon does not believe relate directly to operations or that are subject to variations that are not caused by operational performance. This non-GAAP measure is not intended to be a substitute for GAAP measures, and investors are advised to review this non-GAAP measure in conjunction with GAAP information provided by Horizon. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Horizon’s operating performance, financial position and cash flows. Horizon’s computation of Adjusted EBITDA may not be comparable to similar titled measures of other companies. A reconciliation of this non-GAAP measure to Horizon’s net income is included.
Horizon Offshore, Inc.
Balance Sheet Data
(Unaudited)
(In thousands)

	March 31,	December 31,
	2007	2006

Cash and cash equivalents and short-term investments	$88,679	$96,890
Working capital	190,032	204,523
Total assets	512,105	523,019
Total debt	110,639	114,212
Total stockholders’ equity	300,012	297,335

Contact:	Ronald D. Mogel
(713) 243-2753
Horizon Offshore, Inc.